ITEM 9.01(a)                                                        EXHIBIT 99.1


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Skyvue USA East Central Texas, Inc.
Taylor, Texas

We have audited the accompanying balance sheet of Skyvue USA East Central Texas, Inc. as of December 31, 2004, and the related statements of operations, shareholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skyvue USA East Central Texas, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

LOPEZ, BLEVINS, BORK & ASSOCIATES, L.L.P.
Houston, Texas
October 21, 2005

                         PART I - FINANCIAL INFORMATION

                          ITEM 1. FINANCIAL STATEMENTS

                       SKYVUE USA EAST CENTRAL TEXAS, INC
                                  BALANCE SHEETS
                       JUNE 30 2005 AND DECEMBER 31, 2004
                       ($ in thousands except share data)


                                                  June 30,         December 31,
                                                    2005              2004
                                                 (Unaudited)        (Audited)
                                                -------------     -------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                     $           6     $           3
  Accounts receivable, net                                 13                 1
  Inventories                                              19                --
                                                -------------     -------------
    TOTAL CURRENT ASSETS                                   38                 4
                                                -------------     -------------

PROPERTY AND EQUIPMENT
  Operating equipment                                     122               118
  Less accumulated depreciation                           (37)              (27)
                                                -------------     -------------
    TOTAL PROPERTY AND EQUIPMENT                           85                91
                                                -------------     -------------

TOTAL ASSETS                                    $         123     $          95
                                                =============     =============

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                              $           5     $           5
  Accrued expenses                                         85                60
  Notes payable                                           520               400
  Deferred revenue                                          1                17
                                                -------------     -------------
    TOTAL CURRENT LIABILITIES                             611               482

  Long-Term notes payable                                  15                19
                                                -------------     -------------
    TOTAL  LIABILITIES                                    626               501
                                                -------------     -------------

SHAREHOLDERS' DEFICIT:
  Common stock - no par value,
    Authorized 2,000,000 shares
    Issued and outstanding 1,000,000 shares                80                80
  Accumulated deficit                                    (583)             (486)
                                                -------------     -------------
    TOTAL SHAREHOLDERS' DEFICIT                          (503)             (406)
                                                -------------     -------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT     $         734     $         577
                                                =============     =============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               SKYVUE USA EAST CENTRAL TEXAS, INC
                                     STATEMENTS OF OPERATIONS
        FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND YEARS ENDED DECEMBER 31, 2004 AND 2003
                      ($ in thousands except share data and loss per share)


                                               June 30,         December 31,      December 31,
                                                 2005              2004               2003
                                             (Unaudited)
                                            -------------      -------------      -------------
NET SALES:
  Sales                                     $         136      $         510      $         257
                                            -------------      -------------      -------------
TOTAL SALES                                           136                510                257
                                            -------------      -------------      -------------

COSTS OF GOODS SOLD:
  Material and other cost                              79                316                384
  Depreciation                                         10                 17                 10
                                            -------------      -------------      -------------
TOTAL COSTS OF GOODS SOLD                              89                333                394
                                            -------------      -------------      -------------
GROSS PROFIT (LOSS)                                    47                177               (137)
                                            -------------      -------------      -------------

OPERATING EXPENSES:
  Selling, general and administrative                 131                289                172
                                            -------------      -------------      -------------
TOTAL OPERATING EXPENSES                              131                289                172
                                            -------------      -------------      -------------

LOSS FROM OPERATIONS                                  (84)              (112)              (309)
                                            -------------      -------------      -------------

OTHER INCOME (EXPENSES):
  Interest expense                                    (13)               (31)               (24)
                                            -------------      -------------      -------------
TOTAL OTHER INCOME (EXPENSE):                         (13)               (31)               (24)
                                            -------------      -------------      -------------

NET LOSS                                    $         (97)     $        (143)     $        (333)
                                            =============      =============      =============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                                               SKYVUE USA EAST CENTRAL TEXAS, INC
                                               STATEMENTS OF SHAREHOLDERS' DEFICIT
                      FOR THE SIX MONTHS ENDED JUNE 30 2005 AND YEARS ENDED DECEMBER 31, 2004 AND 31, 2003
                                                        ($ in thousands)


                                                Common Stock                              Total
                                         -------------------------     Retained       Shareholders'
                                            Shares        Value        Earnings           Equity
                                         ------------  -----------  ---------------  ----------------

    Balance December 31, 2002                   1,000    $     80      $    (10)         $       70

 Net loss                                          --          --          (333)               (333)
                                         ------------  -----------  ------------     ----------------

    Balance December 31, 2003                  1,000           80          (343)               (263)

 Net loss                                         --           --          (143)               (143)
                                         ------------  -----------  ------------     ----------------

    Balance December 31, 2003                  1,000           80          (486)               (406)

 Net loss                                         --           --           (97)                (97)
                                         ------------  -----------  ------------     ----------------

                                         ------------  -----------  ------------     ----------------
    Balance June 30, 2005 (unaudited)          1,000      $    80        $ (583)         $     (503)
                                         ============  ===========  ============     ================


 See accompanying notes to financial statements.





                                     SKYVUE USA EAST CENTRAL TEXAS, INC
                                          STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED JUNE 30 2005 AND YEARS ENDED DECEMBER 31, 2004 AND 2003,
                                              ($ in thousands)


                                                           June 30,        December 31,       December 31,
                                                             2005              2004               2003
                                                         (Unaudited)
                                                        -------------      -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                $         (97)     $        (143)     $        (333)
                                                        -------------      -------------      -------------

Adjustments to reconcile net loss to net cash
Used by operating activities:
  Depreciation                                                     10                 17                 10
  (Increase)/decrease in accounts receivable, net                 (12)                26                (27)
  (Increase)/decrease in inventories                              (19)                 1                 (1)
  Increase/(decrease) in accounts payable                          --                 --                  5
  Increase/(decrease) in accrued expenses                           9                (47)               123
                                                        -------------      -------------      -------------
    Total Adjustments                                             (12)                (3)               110
                                                        -------------      -------------      -------------
NET CASH USED BY OPERATING ACTIVITIES                            (109)              (146)              (223)
                                                        -------------      -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                               (4)               (47)               (71)
                                                        -------------      -------------      -------------
NET CASH USED BY INVESTING ACTIVITIES                              (4)               (47)               (71)
                                                        -------------      -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in notes payable and long-term debt, net               116                185                226
  Proceeds from sale of common stock                               --                 --                 79
                                                        -------------      -------------      -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         116                185                305
                                                        -------------      -------------      -------------

NET INCREASE (DECREASE) IN CASH                                     3                 (8)                11
CASH AT THE BEGINNING OF THE PERIOD                                 3                 11
                                                        -------------      -------------      -------------
CASH AT THE END OF THE PERIOD                           $           6      $           3      $          11
                                                        =============      =============      =============

Supplemental disclosure of cash flow information:
Net cash paid during the year for:
  Interest                                              $           1      $           1      $          --
  Income taxes                                          $          --      $          --      $          --


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                       SKYVUE USA EAST CENTRAL TEXAS, INC
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

NATURE OF THE COMPANY

SKYVUE USA EAST CENTRAL TEXAS, INC (the Company), is a provider of wireless networks throughout rural areas of the U.S. The company and its principals have been in the LAN/WAN, network integration, ISP, Internet banking, encryption technology, and banking software businesses for over twenty years and have constructed secure, encrypted, wireless broadband networks as well as secure Internet banking solutions and other secure data processing systems for hundreds of banks, primarily in rural communities across America.

BASIS OF ACCOUNTING

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements of SKYVUE USA EAST CENTRAL TEXAS, INC have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

DEFERRED REVENUES

Revenues that are billed in advance of services being completed are deferred until the conclusion of the period of the service for which the advance billing relates. Deferred revenues are included on the balance sheet as a current liability until the service is performed and then recognized in the period in which the service is completed. The Company's deferred revenues consist of billings in advance of services being rendered for its wireless broadband customers which, are deferred and recognized monthly as earned. The Company had deferred revenues of $1,000 as of June 30, 2005 and $17,000 as December 31, 2004.

INVENTORIES

Inventories are valued at the lower of cost or market. The cost is determined by using the Average Cost method. Inventories consist of table radios for wireless transmission and related parts. The company had Inventories of $19,000 and $ -0-as of June 30, 2005 and December 31, 2004, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. No impairment losses have been recorded since inception.

REVENUE RECOGNITION

The Company's revenue is generated primarily from the sale of wireless communications products and services on a nationwide basis; including providing high-speed wireless broadband Internet services. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

The Company recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, the Company provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The Company records revenues from its fixed-price, long-term contracts using the percentage-of-completion method. Revenues are recorded based on construction costs incurred to date as a percentage of estimated total cost at completion. The percentage-of-completion, determined by using total costs incurred to date as a percentage or estimated total costs at completion, reflects the actual physical completion of the project. This method of revenue recognition is used because management considers total cost to be the best available measure of progress on the contracts.

The Company's suppliers generally warrant the products distributed by the Company and allow returns of defective products, including those that have been returned to the Company by its customers. The Company also provides additional warranty through an annual maintenance charge, which is amortized over the life of the contract.

INCOME TAXES

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following (in thousands):


                                                 June 30,        December 31,
                                                   2005              2004
                                                -----------      ------------
         Accounts receivable                    $        13      $          1
         Allowance for doubtful accounts                 --                --
                                                -----------      ------------
         Accounts receivable, net               $        13      $          1
                                                ===========      ============

         Allowance for doubtful accounts
          percentage of accounts receivable               0%                0%


NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2004 consist of the following items, in thousands:


                                                     June 30,      December 31,
                                                       2005            2004
                                                    -----------    ------------
         Automobile                                $         12    $         12
         Operating equipment                                110             106
                                                   ------------    ------------
         Total property, plant and equipment                122             118
         Less accumulated depreciation                      (37)            (27)
                                                   ------------    ------------
         Property, plant and equipment, net        $         85    $         91
                                                   ============    ============


Depreciation expense was approximately $10,000 for the six months ended June 30, 2005, $17,000 and $10,000 for twelve months ended December 31, 2004 and 2003, respectively.

NOTE 4 - NOTES PAYABLE

Notes payable consist of:


                                                                              June 30,       December 31,
                                      Annual Interest    Rate Due Date          2005             2004
                                      ---------------    ---------------   ---------------  ---------------
Notes payable:
Affiliate advances                          8.0%            Demand         $          449   $          355
John Hughes                                 8.0%         March 01, 2007                55               55
Taylor Economic Development Corp            7.0%         June 07, 2007                 24               --
First National Bank in Cameron              7.0%         June 21, 2006                  7                9
                                                                           ---------------  ---------------
Total notes payable                                                                   535              419

    Less current portion                                                              520              400
                                                                           ---------------  ---------------

Total long-term debt                                                       $           15   $           19
                                                                           ===============  ===============


In June 2004, the company financed a $55,000 note to John Hughes to construct wireless network towers for a banking center. The promissory note is payable over two years at each year end with interest at 8.0% and is guaranteed by a shareholder.

In February 2003, the company financed a 7% installment note in the amount of $12,200 to a bank, secured by operating equipment, payable in monthly installments of $377 including interest and is guaranteed by a shareholder.

In April 2005, the company financed a 7% installment note in the amount of $25,000 to Taylor Economic Development Corp. The promissory note is payable in monthly installments of $1,119 including interest and is guaranteed by a shareholder.

Unsecured advances to affiliates bear interest at 8.0% are due on demand.

NOTE 5 - INCOME TAXES,

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                            June 30,  December 31,  December 31,
                                             2005       2004           2003
                                              (%)        (%)            (%)
                                            ------------------------------------
         U. S. Federal statutory tax rate      34         34            34
         U.S. valuation difference            (34)       (34)          (34)
         Effective U. S. tax rate               0          0             0
         Foreign tax valuation                  0          0             0
         Effective tax rate                     0          0             0


Income tax expense (benefit) attributable to income from continuing operations differed from the amounts computed by applying the U.S. Federal income tax of 34% to pretax income from continuing operations as a result of the following (in thousands):


                                            June 30,  December 31,  December 31,
                                             2005       2004           2003
                                           -------------------------------------
         Computed expected tax benefit     $    (33)  $     (49)    $      (113)
         Increase in valuation allowance         33          49             113
                                           -------------------------------------
         Income tax expense                $      -   $       -     $         -
                                           =====================================


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).


TAX BENEFIT


                                                June 30,  December 31,  December 31,
                                                 2005       2004           2003
                                                ------------------------------------
         Deferred tax assets:
           Net operating loss carry forwards    $   198   $      165    $     116
           Less valuation allowance                (198)        (165)        (116)
                                                ------------------------------------
         Net deferred tax assets                $     -   $        -    $       -
                                                ====================================


The valuation allowance for deferred tax assets as of June 30, 2005 and December 31, 2004, was $198,000 and $165,000, respectively. As of June 30, 2005 and
December 31, 2004, the Company had a net operating loss carry-forward of $583,000, and 486,000, respectively ,which is available to offset future federal taxable income, if any, with expiration beginning in 2018.

NOTE 7 - MAJOR CUSTOMERS

 The Company had one customer in the periods ended June 2005 and December 2003 that represented approximately 52% and 57% of revenues, respectively. For the period ended December,2004 the company had three customers that represented 97% of revenues.

NOTE 8 - SUBSEQUENT EVENT

On August 12, 2005, the company completed the sale of certain assets to ERF Wireless, Inc ("ERFW") under an Asset Purchase Agreement dated August 8, 2005. Under the Asset Purchase Agreement, ERFW acquired the CryptoVue System consisting of software, site based hardware devices and servers to perform network encryption, contracts for the construction, operation, monitoring and maintenance of fixed wireless networks for banking customers, ISP subscriber agreements, trade names, equipment and software, including the software architecture and design. At the time of the transaction, there were no material relationships between the seller and ERFW or any of its affiliates, or any director or officer of ERFW, or any associate of any such officer or director. ERFW paid $600,000 in cash, notes and securities, plus agreed to make certain future plus earn-out payments based upon multiples of Adjusted EBITDA of the assets contributed to ERFW's wholly owned subsidiary.